Execution Version

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT
US 4013706v.12
THIS Fourth Amendment to Note Purchase Agreement (this “Fourth Amendment”) is made and entered into as of March 18, 2016, between GLORI ENERGY PRODUCTION INC., a corporation organized and existing under the laws of the State of Texas (the “Company”), STELLUS CAPITAL INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Maryland, in its capacity as administrative agent (the “Administrative Agent”), and each of the holders signatory hereto (each, a “Holder” and, collectively, the “Holders”).
RECITALS

A.
The Company, the Administrative Agent and the Holders are parties to that certain Note Purchase Agreement dated as of March 14, 2014, as amended by the First Amendment to the Note Purchase Agreement dated as of March 26, 2014, the Second Amendment to the Note Purchase Agreement dated as of August 11, 2014 and the Third Amendment to the Note Purchase Agreement dated as of November 5, 2015 (the “Note Purchase Agreement”).

B.	The Company, the Administrative Agent and the Purchasers have agreed to amend the Note Purchase Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and subject to the satisfaction of the conditions set out in Article III below, the parties hereto hereby agree, effective as of the Effective Date (as defined below), to amend the Note Purchase Agreement as set forth herein and otherwise agree as follows:
ARTICLE I
DEFINITIONS
1.1    Terms Defined. Capitalized terms used, but not defined, in this Fourth Amendment shall have the same meanings as set forth in the Note Purchase Agreement.
ARTICLE II
AMENDMENT
2.1    Amendments to Section 7.3.

(a)
Section 7.3(a) of the Note Purchase Agreement is hereby amended by (i) replacing the reference therein to “commencing July 1, 2014” with “commencing April 1, 2016”, (ii) replacing the reference therein to “$112,500” with “$37,500” and (iii) inserting the following sentence at the end of such section: “The Company shall, on the Fourth Amendment Effective Date, without any Prepayment Percentage or other premium or penalty, repay the principal amount outstanding under the Notes in an amount equal to $75,000, plus accrued unpaid interest with respect to such prepaid principal amount.”

(b)
Section 7.3(b) of the Note Purchase Agreement is hereby amended by (i) replacing the first reference therein to “Interest Payment Date” with “Sweep Payment Date”, (ii) deleting the reference to “commencing August 15, 2014” and (iii) deleting clause (ii) thereof and replacing it as follows: “(ii) the aggregate amount paid by the Company pursuant to Section 7.3(a) on each Interest Payment Date during the fiscal quarter most recently ended, in accordance with Section 13.1(e)”.

(c)	Section 7.3(e) is hereby amended by deleting such clause and replacing it in its entirety as follows: “(e) [Reserved]”.
2.2    Amendment to Section 7.7. Section 7.7(a) of the Note Purchase Agreement is hereby amended by deleting such section and replacing it in its entirety as follows:
“(a)    The outstanding principal amount of the Notes shall bear interest until maturity at a varying rate per annum equal to the Pre-Default Interest Rate, but in no event to exceed the Highest Lawful Rate. Accrued unpaid interest shall be due and payable in arrears (i) on each Interest Payment Date; provided that, at the Company’s option, commencing on and after April 1, 2016, up to 200 basis points of the Pre-Default Interest Rate may be payable-in-kind by increasing the outstanding principal amount of the Notes (a “PIK Payment”), and (ii) at maturity. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the Notes will bear interest in accordance with this Section 7.7 on such increased principal amount from and after the date of such PIK Payment.”
2.3    Amendment to Section 7.10. Section 7.10 of the Note Purchase Agreement is hereby amended by deleting such section and replacing it in its entirety as follows:
“7.10    [Reserved].”
2.4    Amendment to Section 10.1. Section 10.1 of the Note Purchase Agreement is hereby amended by:

(a)	deleting the following parenthetical in clause (a) thereof: “(without a ‘going concern’ or like qualification or exception and without any qualification or exception as to the scope of such audit)”.

(b)	deleting clause (c)(ii) thereof and replacing it in its entirety as follows: “(ii) [reserved] and;” and

(c)	inserting the following at the end of such section as new clauses (t) and (u):
“(t)    Monthly Deposit Account Statements. Promptly, but in any event within five (5) Business Days after the end of each month, a copy of the monthly account statement for each deposit account of the Company subject to the Deposit Account Control Agreement.

(u)    Aging Reports. Together with each delivery of financial statements pursuant to Section 10.1(a) and Section 10.1(b), a summary of the accounts payable aging report of Holdings and the Company as of the end of such period, in each case in form and substance reasonably satisfactory to the Administrative Agent.”
2.5    Amendment to Section 10.5. Section 10.5 of the Note Purchase Agreement is hereby amended by deleting such section and replacing it in its entirety as follows:
“10.5    Payment of Obligations. (a) Each Obligor will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of each Obligor and each Subsidiary by the earlier (such date, the “obligation payment date”) to occur of (a) the later of (i) 45 days following the date of invoice and (ii) as agreed by the obligee of such obligations if such later date is consented to by the Requisite Holders and (b) before the same shall become delinquent or in default, in each case, except where (x) the validity or amount thereof is being contested in good faith by appropriate proceedings, (y) such Obligor or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (z) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of such Obligor or any Subsidiary. From the period beginning on the Fourth Amendment Effective Date and ending on the Final Maturity Date, if the Company does not pay such obligations (other than the Notes or other Indebtedness arising under the Note Documents) owing by it on or before the obligation payment date, then the Company will receive additional funds from Parent in an amount necessary to enable the Company to fund such obligations.
(b)    From the period beginning on the Fourth Amendment Effective Date and ending on the Interest Payment Date immediately preceding the Final Maturity Date, the Company will receive additional funds from Parent in an amount necessary to enable the Company to comply with the Company’s obligations under Section 7.3(a), plus accrued and unpaid interest with respect to any such principal amount prepaid pursuant thereto. For the avoidance of doubt, the Company will not be required to receive additional funds from Parent with respect to the payment of the unpaid balance of the Notes on the Final Maturity Date or upon acceleration thereof.
2.6    Amendment to Section 10.15. Section 10.15 is hereby amended by deleting clause (b) thereof and replacing it in its entirety as follows: “(b) [reserved]”.
2.7    Amendment to Section 10.16. Section 10.16 of the Note Purchase Agreement is hereby amended by deleting the last two sentences of clause (c) thereof and replacing them in their entirety as follows: “To the extent that the Administrative Agent or the Required Holders are not satisfied with title to any Additional Properties after the 60-day period has elapsed, such unacceptable Additional Properties shall not count towards the 80% requirement.”

2.8    Amendment to Section 10.19. Section 10.19 of the Note Purchase Agreement is hereby amended by deleting such section and replacing it in its entirety as follows:
“10.19    Swap Agreement. The Obligors will maintain in full force and effect the Swap Agreements entered into on the Closing Date pursuant to Section 5.17, other than in respect of such Swap Agreements hedging 2017 and 2018 volumes, which were terminated with the Administrative Agent’s consent and the proceeds of which were used to prepay the Indebtedness.”
2.9    Amendment to Section 10. Section 10 of the Note Purchase Agreement is hereby amended by inserting the following at the end of such section as a new Section 10.24:
“10.24    Post-Fourth Amendment Obligations. No later than 30 days following the Fourth Amendment Effective Date (or such later date as is required for the Company to obtain the requisite Governmental Requirements in connection with the completion of Phase II of its AERO program as long as the Company is working diligently to obtain such Governmental Requirements), the Company shall have completed a Permitted Equity Raise in an aggregate amount that the Parent and the Company determine is necessary to complete Phase II of the Company’s AERO program, which net proceeds shall be applied to complete Phase II of the Company’s AERO program.”
2.10    Amendment to Section 11.1. Section 11.1 of the Note Purchase Agreement is hereby amended by deleting such section and replacing it in its entirety as follows:
“11.1    [Reserved].”
For the avoidance of doubt, the Company shall not be required to comply with Section 11.1 commencing with, and as of the last day of, the fiscal quarter of the Company ending on December 31, 2015.
2.11    Amendment to Section 11.2. Section 11.2 of the Note Purchase Agreement is hereby amended by deleting clause (c) thereof and replacing it in its entirety as follows, effective as of Closing Date:
“(c) (i) intercompany Debt between any Obligor and any Subsidiary or between Obligors or between Subsidiaries, (ii) Debt owed by the Company to Holdings with respect to any Permitted Operator Payments and (iii) Parent Debt; provided that (x) with respect to Debt incurred pursuant to clause (i) above, such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than any Obligor or one of the Wholly-Owned Subsidiaries and (y) with respect to Debt incurred pursuant to clauses (i) through (iii) above, that any such Debt shall be subordinated to the Indebtedness;”
2.12    Amendment to Section 17.1. Section 17.1(a) of the Note Purchase Agreement is hereby amended by inserting the following sentence at the end of such section:

“For the avoidance of doubt, the Company agrees that it shall pay all reasonable fees, charges and disbursements of one outside operational consultant for the Holders, including, but not limited to, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses incurred by such consultant, who shall work with the Company’s outside operational consultant with the intent of pursuing opportunities to improve the Company’s operations and reduce the Company’s lease operating expenses; provided that, unless an Event of Default has occurred and is continuing, the aggregate amount of fees, charges and disbursements of such outside operational consultant that shall be reimbursed by the Company shall not exceed $25,000 without the consent of the Company (such consent not to be unreasonably withheld or delayed).”
2.13    Amendment to Exhibit 5.6. Exhibit 5.6 of the Note Purchase Agreement is hereby amended by deleting clauses (c), (d) and (e) thereof and replacing the reference therein to “(f)” with “(c)”.
2.14    Amendment to Schedule B.

(a)	Schedule B of the Note Purchase Agreement is hereby amended by amending and restating the following definitions therein to read as follows:
“Indebtedness” means any and all amounts owing or to be owing by any Credit Party, any Obligor, any Subsidiary or any Guarantor (whether direct or indirect, including those acquired by assumption, absolute or contingent, due or to become due, now existing or hereafter arising) to any Holder under any Note Document and all renewals, extensions and/or rearrangements thereof.
“Interest Payment Date” means the first Business Day of each calendar month.
“Pre-Default Interest Rate” means a varying per annum interest rate (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the LIBO Rate, which shall in no event be less than one percent (1%) per annum, plus (b) (i) prior to April 1, 2016, 1000 basis points and (ii) on and after April 1, 2016, 1200 basis points. Any change in the Pre-Default Interest Rate due to a change in the LIBO Rate shall be effective from and including the first day of each month.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st the oil and gas reserves attributable to the Oil and Gas Properties of the Company and its Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date.

(b)	Schedule B of the Note Purchase Agreement is hereby amended by adding the following new definitions thereto where alphabetically appropriate to read as follows:

“Fourth Amendment” means that certain Fourth Amendment to Note Purchase Agreement, dated as of March 18, 2016, by and among the Company, each Holder party thereto, and the Administrative Agent.
“Fourth Amendment Effective Date” means the “Effective Date” as such term is defined in the Fourth Amendment.
“Parent Debt” means Debt of the Company owing to Parent, Holdings or Glori Energy Technology Inc. (“GETI”) to the extent incurred in connection with the receipt of funds by the Company from Parent, Holdings or GETI, as applicable, pursuant to Section 10.5(a) to enable the Company to fund its payment obligations; provided that such Debt (i) is not held, assigned, transferred, negotiated or pledged to any Person other than Parent, Holdings or GETI, (ii) is incurred following the date the applicable payment obligation of the Company has been incurred, (iii) is not incurred with respect to any payment obligation of the Company incurred following the Fourth Amendment Effective Date and (iv) does not exceed, at any time, the amount of funds actually received by the Company to fund such payment obligations.
“Sweep Payment Date” means the first Business Day of each fiscal quarter.

(c)
Schedule B of the Note Purchase Agreement is hereby amended by deleting the following definitions in their entirety: “Consolidated EBITDA”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated Total Debt”, “Consolidated Working Capital Ratio”, “Engineering Report”, “General Parameters”, “New RAPV Notice”, “Proposed RAPV Notice”, “Proposed Risk Adjusted Present Value”, “Redetermination”, “Reserve Ratio”, “Risk Adjusted Present Value” and “Scheduled Redetermination”.

ARTICLE III
CONDITIONS
3.1    Conditions. This Fourth Amendment shall be effective on the date (the “Effective Date”) on which the Administrative Agent and the Holders have received each of the following documents (as specified) and the following conditions have been satisfied, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:
(a)    Fourth Amendment. The Administrative Agent shall have received from the Company and the Holders executed counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment.
(b)    Interest, Fees and Expenses. The Administrative Agent shall have received (i) all accrued and unpaid interest that is due and payable and accrued on or prior to February 29, 2016 and (ii) all costs and expenses payable by the Company pursuant to the terms of the Note Purchase Agreement.

(c)    Default, etc. After giving effect to the Fourth Amendment, no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing.
(d)    Consents and Approvals. The Company shall have received all consents and approvals required by Section 8.3 of the Note Purchase Agreement to be obtained on or prior to the Effective Date, if any.
(e)    Change of Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the Initial Closing Date except in compliance with the terms of the Note Purchase Agreement.
(f)    Representations and Warranties. After giving effect to the Fourth Amendment, the representations and warranties of the Company set forth in the Note Purchase Agreement and in the other Note Documents shall be true and correct on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date.
(g)    Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Note Purchase Agreement (including this Fourth Amendment thereto) and the other Note Documents and all documents and instruments incident to all such transactions shall be reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
ARTICLE IV
MISCELLANEOUS
4.1    Ratification and Affirmation; Representations and Warranties. The Company hereby (a) ratifies, approves and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect, except as expressly amended hereby, and (b) represents and warrants to the Holders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Note Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) since the Closing Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. All references to the Note Purchase Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Note Purchase Agreement, as amended hereby.

4.2    Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges the Administrative Agent, each Holder, each of their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Fourth Amendment, the Note Purchase Agreement, any other Note Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Obligor, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 4.2 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising on or prior to the date hereof in connection with the Released Matters herein compromised and settled. Each Obligor hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Obligors pursuant to this Section 4.2. In entering into this Fourth Amendment, each Obligor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 4.2 shall survive the occurrence of the termination of this Fourth Amendment, the Note Purchase Agreement and the other Note Documents and payment in full of the Indebtedness.
4.3    Note Document. This Fourth Amendment and each agreement, instrument, certificate or document executed by the Company or any of its officers in connection therewith are “Note Documents” as defined and described in the Note Purchase Agreement and all of the terms and provisions of the Note Purchase Agreement relating to Note Documents shall apply hereto and thereto.
4.4    Governing Law. THIS FOURTH AMENDMENT, THE OTHER NOTE DOCUMENTS AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.5    No Oral Agreement. This Fourth Amendment, the Note Purchase Agreement and the other Note Documents executed in connection herewith and therewith represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.
4.6    Severability of Provisions. Any provision in this Fourth Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Fourth Amendment are declared to be severable.
4.7    Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart.
4.8    Headings. Article and section headings in this Fourth Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Fourth Amendment.
4.9    Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto, all Holders (as defined in the Note Purchase Agreement) and their respective successors and permitted assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first above mentioned.

COMPANY:

Glori Energy Production Inc.

By: /s/ Victor M. Perez
Name:    Victor M. Perez
Title:    CFO

HOLDERS:

Stellus Credit VCOC SPV, LLC

By: /s/ W. Todd Huckinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Stellus Credit Master Fund I SPV, LLC

By: /s/ W. Todd Huckinson
Name: W. Todd Huskinson
Title: Authorized Signatory

Stellus Capital Investment Corporation

By: /s/ W. Todd Huckinson
Name: W. Todd Huskinson
Title: Authorized Signatory

ADMINISTRATIVE AGENT:

Stellus Capital Investment Corporation

By: /s/ W. Todd Huckinson
Name: W. Todd Huskinson
Title: Authorized Signatory